UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                November 11, 2004
                        (Date of earliest event reported)


                            HERITAGE WORLDWIDE, INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                   000-28277               13-4196258
(State or Other Jurisdiction of   (Commission File No.)     (IRS Employer
         Incorporation)                                      Identification No.)

                             337 Avenue de Bruxelles
                         83507 La Seyne-Sur-Mer (France)
                    (Address of Principal Executive Offices)

                              (011) (33) 494-109810
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

The resignation of Jean Claude Mas as Chief Executive Officer of the Company shall be effective as of November 15, 2004. Mr. Mas will continue to serve in his role as Chairman of the Board of Directors of the Company.

To fill the vacancy that will be created by the resignation of Mr. Mas, the Board of Directors elected Alain Sereyjol-Garros on November 11, 2004, to serve as Chief Executive Officer of the Company effective as of November 15, 2004. Mr. Sereyjol-Garros has served as a director of the Company since March 2003. Mr. Sereyjol-Garros is certified as an Administrator of Finance in Luxembourg. Since 1998, Mr. Sereyjol-Garros has served as the Chairman of Graham Turner, S.A., an investment holding company. Mr. Sereyjol-Garros is also a member of the boards of directors of Groupement Financier de Developpement, S.A., Soparfinanz, S.A., Immo Finanz, S.A., Graham Turner Trust Services, S.A., and Graham Turner Ltd.

Mr. Sereyjol-Garros is the indirect beneficial owner of more than 5% of the Company's outstanding common stock through his ownership of Graham Turner Ltd.

The Company does not have an executive employment agreement with Mr. Sereyjol-Garros. His compensation, if any, will be determined by the Company's board of directors.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HERITAGE WORLDWIDE, INC.



                                          By: /s/ Claude Couty
                                             ----------------------
                                          Name:   Claude Couty
                                          Title:  Chief Financial Officer


Date: November 11, 2004